UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2008

UNIVERSAL AMERICAN CORP.

(Exact name of Registrant as Specified in Charter)

New York	0-11321	11-2580136
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Six International Drive, Suite 190

Rye Brook, New York 10573

(Address of Principal Executive Offices) (Zip Code)

(914) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 24013e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On April 23, 2008, upon the request of Welsh, Carson, Anderson & Stowe X, L.P., which we call “WCAS X,” and pursuant to the securities purchase agreement dated May 7, 2007 between us, WCAS X and other parties, a copy of which was included as Exhibit 10.1 to our Current Report on Form 8-K, dated May 11, 2007, we issued to WCAS X 5,000 shares of our Series B participating convertible preferred stock, par value $1.00 per share, in exchange for a like number of shares of our Series A participating convertible preferred stock. The shares of Series A preferred stock thereby exchanged by WCAS X had been issued and sold to WCAS X in connection with the previously announced private placement of Series A preferred stock and Series B preferred stock to WCAS X and other investors that closed on May 15, 2007.

We conducted this sale and exchange as private placements in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) of the Securities Act, and Regulation D promulgated by the Securities and Exchange Commission, as transactions not involving a public offering. We have not registered the Series A preferred stock and Series B preferred stock under the Securities Act, and investors may not subsequently offer or sell them in the United States absent registration or an applicable exemption from the registration requirement. This report does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

For information regarding the powers, preferences and rights of the Series B preferred stock received by WCAS X in the exchange, please refer to the Certificate of Amendment to our Certificate of Incorporation, a copy of which was included as Exhibit 3(i).1 to our current report on Form 8-K, dated August 24, 2007, which is incorporated herein by reference pursuant to General Instruction B.3 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL AMERICAN CORP.

By:	/s/ Mitchell J. Stier
Mitchell J. Stier
Senior Vice President and General Counsel

Date: April 23, 2008